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                                                                   EXHIBIT 5.1

                       [Hughes & Luce, L.L.P. Letterhead]

                                  July 13, 2000



Harte-Hanks, Inc.
200 Concord Plaza Drive
Suite 800
San Antonio, Texas 78216

         Re: Harte-Hanks Communications, Inc. Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about July 13, 2000 (the "Registration Statement")

Ladies and Gentlemen:

         We have acted as counsel for Harte-Hanks, Inc., a Delaware corporation (the "Company"), in connection with the proposed offer and sale of up to 3,000,000 shares (the "Shares") of the Company's Common Stock, par value $1.00 per share, pursuant to the Registration Statement. In this connection we have examined such certificates of corporate agents and officers of the Company and other persons, and the originals or copies of such corporate documents and records of the Company and other documents, records and papers as we have deemed relevant and necessary in order to give the opinion hereinafter set forth. We have assumed the genuiness of all signatures on, and the authenticity of all documents so examined and the conformity to original documents of all documents submitted to us as copies. Also we have relied upon certificates and statements of corporate agents with respect to factual matters contained therein which were not independently established.

         Based upon the foregoing, we are of the opinion that the Shares will be, if and when issued and paid for pursuant to the Amended and Restated Harte-Hanks, Inc. 1991 Stock Option Plan, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance, and further assuming that the consideration received by the Company for the Shares exceeds the par value thereof.

         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933 or any rules of or regulations of the Securities and Exchange Commission promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ HUGHES & LUCE, L.L.P.